    As filed with the Securities and Exchange Commission on August 19, 1997
                                                              Registration No._
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             ---------------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                            THE QUARTZ GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)

Colorado                                       51926                     84-1067075
(State or Other Jurisdiction of      (Primary Standard Industrial       (IRS: Employer
Incorporation or Organization)       Classification Code Number)      Identification No.)

                             3029 S. Harbor Blvd.
                          Santa Ana, California 92704
                   (Address of Principal Executive Offices)

                           1997-II STOCK AWARD PLAN
                           (Full Title of the Plan)

                                David J. Lopes
                                   President
                             3029 S. Harbor Blvd.
                          Santa Ana, California 92704
                                (714) 429-5984
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:
                              Gary Wykidal, Esq.
                         245 Fisher Avenue, Suite A-1
                         Costa Mesa, California 92626
                                (714) 751-8505
                           Telecopy: (714) 751-5428

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)


========================================================================================================
Title of Securities       Amount to be     Proposed Maximum       Proposed Maximum         Amount of
to be Registered           Registered       Offering Price       Aggregate Offering     Registration Fee
                                             per Share(1)             Price(1)
--------------------------------------------------------------------------------------------------------
Common Stock, $.001      500,000 Shares          $0.45                $225,000                 $68.18
--------------------------------------------------------------------------------------------------------
                                                                                        Total  $68.18
========================================================================================================

(I) Estimated solely for the purpose of calculatting the registration fee, in accordance with Rule 457 (h) (1), on the basis of the price of securities of the same class as determined in accordance with Rule 457 (c), using the average of the high and low prices of the Common Stock of the registrant as reported on the NASDAQ Electronic Bulletin Board on August 18, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b) (1).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

     The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's latest Annual Report on Form 10-KSB for the period ended June 30, 1996.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarters ended September 30, 1996, December 31, 1996 and March 31, 1997.

     (c) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

     Item 4.   Description of Securities.

               Not applicable.

     Item 5.   Interest of Named Experts and Counsel.

               Not applicable.

     Item 6.   Indemnification of Directors and Officers.

               (a) As permitted by the Colorado General Corporate Law, the Registrant's Amended and Fully Restated Articles of Incorporation eliminates liability of directors to the Registrant or to its Shareholders for monetary damages for breach of fiduciary duty excluding; (i)any breach of the director's duty of loyalty to the Registrant or its Shareholder; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts in violation of Section 114, Article V of the Colorado Corporate Code; (iv) any transaction from which the director derived in improper personal benefit.

               (b) The Registrant's Amended and Fully Restated Articles of Incorporation provides that the Registrant may indemnify a director against liability in any proceeding when said director has acted in good faith or where said director has reasonably believed that his or her conduct was in the Registrant's best interest or, that his or her conduct was at least not opposed to the Registrant's best interest. Further, the Articles provide for mandatory indemnification by the Registrant of a director who is successful in the merits in the defense of any proceeding in which he or she was a party against reasonable expenses incurred in connection with the proceeding.

     Item 7.   Exemption From Registration Claimed.

               Not applicable.

     Item 8.   Exhibits.

               4.1. The Quartz Group, Inc. 1997-II Stock Award Plan.

               5.1  Opinion of Gary Wykidal, Esq.

               23.1 Consent of Gary Wykidal, Esq. (Included in Exhibit 5.1).

               23.2 Consent of Independent Certified Public Accountants.

               24.1 Power of Attorney (included on the signature page to the
                    Registration Statement).

     Item 9.   Undertakings.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section

15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities at that time shall therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

          Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in Santa Ana, California, on this 18th day of August, 1997.

                                  THE QUARTZ GROUP, INC.



                                  By   /s/ DAVID J. LOPES
                                    --------------------------------------------
                                    David J. Lopes,
                                    President and Chief Executive Officer


                  POWER OF ATTORNEY AND ADDITIONAL SIGNATURES
                  -------------------------------------------

     Each person whose signature appears below constitutes and appoints David J. Lopes, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Further, pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                        Date
---------                     -----                        ----

 /s/ DAVID J. LOPES          Chairman of the Board         August 18, 1997
 -----------------------     ---------------------         --------------------
                              and President
                              -------------



 /s/ DAVID J. LOPES          Chief  Financial Officer      August 18, 1997
 -----------------------     ------------------------      ---------------------



 /s/ DARYL SILVERSPARRE      Secretary                     August 18, 1997
 -----------------------     ---------                     ---------------------

                                 EXHIBIT INDEX


Exhibit
Number
------

 4.1      The Quartz Group, Inc. 1997-II Stock Award Plan.

 5.1      Opinion of Gary Wykidal, Esq.
23.1      Consent of Gary Wykidal, Esq. (included in Exhibit 5.1).
23.2      Consent of Independent Certified Public Accountants.
24.1 Power of Attorney (included on the signature page to the Registration Statement).